Exhibit 99.3

USD PARTNERS LP

UNAUDITED PRO FORMA

CONSOLIDATED FINANCIAL STATEMENTS

Background

Presented below are USD Partners LP’s (“we,” “us,” “our” or “the Partnership”) unaudited pro forma consolidated statements of operations for the three months ended March 31, 2022, and for the year ended December 31, 2021, and the unaudited pro forma consolidated balance sheet as of March 31, 2022 (together with the notes to the unaudited pro forma consolidated financial statements, the “pro forma financial statements”).

On April 6, 2022, the Partnership and certain of its subsidiaries (together with the Partnership, the “Acquiring Entities”) completed the acquisition of equity interests in USD Netherlands Coöperatief U.A. and its subsidiaries (collectively “Hardisty South”) which own 100% of the Hardisty South Terminal (the “Hardisty South Acquisition”). Simultaneously with the closing of the Hardisty South Acquisition, the Partnership and USD Partners GP LLC, the general partner of the Partnership (the “General Partner”), completed (i) the cancellation of the Partnership incentive distribution rights (“IDRs”) held by the General Partner (the “Cancellation”), and (ii) the conversion of the General Partner’s approximate 1.6% economic general partner interest in the Partnership into a non-economic general partner interest in the Partnership and an equivalent number of common units of the Partnership (the “Conversion”) (collectively, the “GP/IDR Restructuring” and, together with the Hardisty South Acquisition, the “Transactions”).

The Transactions closed pursuant to a Contribution Agreement, dated as of March 27, 2022 (the “Contribution Agreement”), by and among the Acquiring Entities, USD Group LLC (“USD Group”) and certain subsidiaries of USD Group (“Contributor Parties”). Subject to the terms and conditions of the Contribution Agreement, simultaneously with the closing of the Transactions, the General Partner amended and restated the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 15, 2014 to reflect the GP/IDR Restructuring (the “Third Amended and Restated Partnership Agreement”). The total consideration for the Transactions was $75.0 million in cash, plus 5,751,136 newly issued common units representing limited partner interests in the Partnership (the “Common Units”), which were issued to USD Group. The cash portion was funded with borrowings from the Partnership’s senior secured credit facility. Prior to the Transactions, the General Partner held 461,136 of general partner units, which represented an approximate 1.6% general partner interest. As part of the Conversion, the General Partner’s general partner units were converted to common units on a one for one basis.

Basis of Presentation

The unaudited pro forma consolidated statements of operations for the three months ended March 31, 2022, and for the year ended December 31, 2021, has been prepared as though the Transactions and associated financing occurred on January 1, 2021. The unaudited pro forma consolidated balance sheet as of March 31, 2022 has been prepared as though the Transactions and associated financing occurred on that date.

The accompanying unaudited pro forma financial statements should be read in conjunction with (i) the Partnership’s unaudited consolidated financial statements and the related notes thereto included in its Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2022, that was filed with the Securities and Exchange Commission (“SEC”) on May 5, 2022, (ii) the Partnership’s audited consolidated financial statements and notes thereto included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2021, that was filed with the SEC on March 3, 2022, (iii) the unaudited consolidated financial statements of Hardisty South as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and 2021, included in this Amended Current Report on Form 8-K/A as Exhibit 99.2 and (iv) the audited consolidated financial statements of Hardisty South for the years ended December 31, 2021 included in this Current Report on Form 8-K/A as Exhibit 99.1.

The unaudited pro forma consolidated financial statements reflect the following transactions:

•

Hardisty South Acquisition. The Hardisty South Acquisition is considered a reorganization of entities under common control, therefore the acquired assets are presented in the pro forma financial statements at USD Group’s historical cost.

•	Financing. The Partnership’s $75.0 million of borrowings under the senior secured credit facility to fund the Hardisty South Acquisition.

•

GP/IDR Restructuring. The cancellation of the Partnership IDRs held by the General Partner, and (ii) the conversion of the General Partner’s economic general partner interest in the Partnership into a non-economic general partner interest in the Partnership.

The adjustments to the historical financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of the Transactions will differ from the pro forma adjustments. The unaudited pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred if the Transactions had been completed on the dates indicated or what could be achieved in the future. However, we believe the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and the pro forma adjustments are factually supportable and give appropriate effect to the expected impact of events directly attributable to the conveyance.

USD PARTNERS LP

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2022

UNAUDITED

	USD Partners LP	Hardisty South Acquisition	Pro Forma Transaction Adjustments		USD Partners LP Pro Forma

	(in thousands of US dollars, except per unit amounts data)
Revenue
Terminalling services	$28,185	$5,639	$—		$33,824
Terminalling services - related party	655	2,075	(2,075	)(a)	655
Fleet leases - related party	912	—	—		912
Fleet services	—	—	—		—
Fleet services - related party	299	—	—		299
Freight and other reimbursables	78	20	—		98

Total revenues	30,129	7,734	(2,075)		35,788

Operating cost
Subcontracted rail services	3,252	739	—		3,991
Pipeline fees	6,060	2,441	—		8,501
Freight and other reimbursables	78	20	—		98
Operating and maintenance	3,034	452	—		3,486
Operating and maintenance - related party	2,206	—	(2,075	)(a)	131
Selling, general and administrative	3,223	156	—		3,379
Selling, general and administrative - related party	2,032	3,335	(3,211	)(c)	2,156
Depreciation and amortization	5,507	333	—		5,840

Total operating costs	25,392	7,476	(5,286)		27,582

Operating income	4,737	258	3,211		8,206
Interest expense	1,385	118	621	(d)	2,124
Gain associated with derivative instruments	(6,084)	—	—		(6,084)
Foreign currency transaction loss	47	1,599	—		1,646
Other income, net	(23)	—	—		(23)

Income (loss) before income taxes	9,412	(1,459)	2,590		10,543
Provision for income taxes	421	59	—		480

Net income (loss)	$8,991	$(1,518)	$2,590		$10,063

Net income (loss) attributable to limited partner interest	$8,842	$(1,518)	$2,590		$9,914

Net income per common unit (basic and diluted)	$0.32				$0.30
Weighted average common units outstanding	27,440		5,751	(e)	33,191

USD PARTNERS LP

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2021

UNAUDITED

	USD Partners LP	Hardisty South Acquisition	Pro Forma Transaction Adjustments		USD Partners LP Pro Forma

	(in thousands of US dollars, except per unit amounts data)
Revenue
Terminalling services	$113,810	$82,370	$—		$196,180
Terminalling services - related party	2,753	8,126	(8,126	)(a)	2,753
Fleet leases - related party	3,935	—	—		3,935
Fleet services	24	—	—		24
Fleet services - related party	910	—	—		910
Freight and other reimbursables	666	17	—		683

Total revenues	122,098	90,513	(8,126)		204,485

Operating cost
Subcontracted rail services	13,838	3,990	—		17,828
Pipeline fees	24,324	29,924	—		54,248
Freight and other reimbursables	666	17	—		683
Operating and maintenance	10,822	918	—		11,740
Operating and maintenance - related party	8,369	—	(8,126	)(a)	243
Selling, general and administrative	10,376	872	2,789	(b)	14,037
Selling, general and administrative - related party	6,826	52,484	(52,238	)(c)	7,072
Depreciation and amortization	22,075	1,091	—		23,166

Total operating costs	97,296	89,296	(57,575)		129,017

Operating income	24,802	1,217	49,449		75,468
Interest expense	6,491	499	2,484	(d)	9,474
Gain associated with derivative instruments	(4,129)	—	—		(4,129)
Foreign currency transaction loss (gain)	313	(1,020)	—		(707)
Other income, net	(31)	—	—		(31)

Income before income taxes	22,158	1,738	46,965		70,861
Provision for income taxes	700	233	—		933

Net income	$21,458	$1,505	$46,965		$69,928

Net income attributable to limited partner interest	$21,099	$1,505	$46,965		$69,569

Net income per common unit (basic and diluted)	$0.77				$2.10
Weighted average common units outstanding	27,182		5,751	(e)	32,933

USD PARTNERS LP

PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2022

UNAUDITED

	USD Partners LP	Hardisty South Acquisition	Pro Forma Transaction Adjustments		USD Partners LP Pro Forma

	(in thousands of US dollars, except per unit amounts data)
ASSETS
Cash and cash equivalents	$4,495	$2	$75,000	(f)	$4,497
			(75,000	)(g)
Restricted cash	7,439	—	—		7,439
Accounts receivable, net	10,773	1,085	—		11,858
Accounts receivable - related party	2,817	43	(1,230	)(h)	1,630
Prepaid expenses	3,206	734	—		3,940
Inventory	1,667	—	—		1,667
Other current assets	1,567	—	—		1,567
Other current assets - related party	264	—	(264	)(i)	—

Total current assets	32,228	1,864	(1,494)		32,598

Property and equipment, net	131,446	24,842	—		156,288
Intangible assets, net	45,734	—	—		45,734
Operating lease right-of-use assets	4,214	—	—		4,214
Other non-current assets	8,855	1,280	—		10,135
Other non-current assets - related party	2,196	—	(2,196	)(i)	—

Total assets	224,673	27,986	(3,690)		248,969

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$11,527	$93	$2,257	(j)	$13,877
Accounts payable and accrued expenses - related party	2,393	1,187	(1,230	)(h)	2,350
Deferred revenue	5,850	637	—		6,487
Operating lease liabilities, current	3,285	—	—		3,285
Other current liabilities	8,011	1,812	—		9,823
Other current liabilities - related party	48	264	(264	)(i)	48

Total current liabilities	31,114	3,993	763		35,870
Long-term debt, net	161,275	—	75,000	(f)	236,275
Deferred income tax liabilities	—	867	—		867
Operating lease liabilities, non-current	778	—	—		778
Other non-current liabilities	6,297	1,432	—		7,729
Other non-current liabilities – related party	—	2,196	(2,196	)(i)	—

Total liabilities	199,464	8,488	73,567		281,519

Commitments and contingencies
Partners’ capital
Common units	21,835	—	(75,000	)(j)	(32,830)
			(2,257	)(j)
			20,473	(j)
			2,119	(k)
General partner units	2,119	—	(2,119	)(k)	—
Members equity	—	20,473	(20,473	)(j)	—
Accumulated other comprehensive income (loss)	1,255	(975)	—		280

Total partners’ capital	25,209	19,498	(77,257)		(32,550)

Total liabilities and partners’ capital	$224,673	$27,986	$(3,690)		$248,969

Unaudited Pro Forma Transaction Adjustments

(a)	The elimination of related-party terminalling service revenue and related-party operating and maintenance costs that are considered intercompany transactions under the combined entity.

(b)

Reflects the accrual of additional transaction costs incurred related to the Hardisty South Acquisition that are not included in the historical statement of operations. These costs will not affect the Company’s statement of operations beyond twelve months after the acquisition date.

(c)

Reflects the reassignment of the revenue associated with a service fee previously charged by USD Group while it owned 100% of the Hardisty South Terminal, to the Partnership. The revenue associated with the service fee has been reassigned to the Partnership in the unaudited pro forma financial statements as the service fee arrangement between the Hardisty South Terminal and USD Group was terminated and a similar agreement was executed between the Hardisty South Terminal and the Partnership in connection with the Transactions.

(d)

The inclusion of interest expense on the Partnership’s $75.0 million of borrowings under the revolving senior secured credit facility used to fund a portion of the Hardisty South Acquisition. The interest rate on the Partnership’s senior secured credit facility used for purposes of calculating interest expense in the unaudited pro forma consolidated statements of operations was 3.31%, comprised of the one-month LIBOR rate as of May 27, 2022. A 1/8 percentage point increase in the interest rate on the $75.0 million variable rate borrowings would increase our consolidated interest expense by approximately $0.3 million and $0.1 million for the year ended December 31, 2021 and three months ended March 31, 2022, respectively.

(e)

Reflects the calculation of earnings per common unit and weighted average basic and diluted common units outstanding as of January 1, 2021 assuming i) the issuance of 5,290,000 common units to USD Group under the Contribution Agreement and ii) the conversion of 461,136 general partner units to common units as part of the GP/IDR Restructuring.

(f)	Reflects proceeds from borrowings under the revolving senior secured credit facility to fund the Hardisty South Acquisition.

(g)	Reflects cash consideration paid to USD Group LLC for the Hardisty South Acquisition.

(h)	The elimination of related-party receivable and related-party payable balances that are considered intercompany transactions under the combined entity.

(i)	The elimination of related-party contract asset and related-party contract liability balances that are considered intercompany transactions under the combined entity.

(j)

Reflects the contribution of the net assets included in the Hardisty South Acquisition for total cash consideration of $75.0 million and issuance of 5,290,000 common units to USD Group LLC. The excess consideration over Hardisty South Terminal net assets is included in common units. Estimated transaction costs of $2.3 million are included in accounts payable and accrued expenses which were not recognized in the historical financial statements as of March 31, 2022.

(k)

Reflects reclassification adjustment for the conversion of 461,136 general partner units to common units as a result of the exchange of the General Partner’s economic general partner interest in the Partnership for a non-economic general partner interest.